UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

☒	Definitive Information Statement

ONAR Holding Corporation
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Not Applicable
	(2)	Aggregate number of securities to which transaction applies: Not Applicable
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable

	(4)	Proposed maximum aggregate value of transaction: Not Applicable
	(5)	Total fee paid: Not Applicable

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing:

Amount Previously Paid: Not Applicable Form, Schedule or Registration Statement No.: Not Applicable Filing Party: Not Applicable Date Filed: Not Applicable

ONAR HOLDING CORPORATION

990 Biscayne Blvd., 5th Floor

Miami, FL 33132

(213) 437-3081

June 1, 2026

Dear Stockholders:

This Information Statement is furnished to holders of shares of common stock, par value $0.001 per share (the "Common Stock"), of ONAR Holding Corporation (the "Company"), at the close of business on May 5, 2026. The purpose of this Information Statement is to inform the Company’s stockholders of an action taken by the written consent of the holder of a majority of the voting power of the Company, dated as of May 5, 2026, in lieu of a special meeting of stockholders, to increase the authorized number of shares of the Common Stock of the Company from 1,000,000,000 to 3,000,000,000 shares by the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada (the “Amendment”). The Amendment will be filed no sooner than the twentieth calendar day after the definitive Information Statement is mailed to the stockholders of the Company who have not previously consented to the increase in the authorized number of shares of the Common Stock.

The foregoing actions were approved on May 5, 2026, by the Company’s board of directors (the “Board”). In addition, on May 5, 2026, the holder of approximately 76.8% of the voting power of the Company’s outstanding Common Stock (the “Consenting Stockholder”), as of May 5, 2026 (the “Record Date”), approved the foregoing actions. The number of shares voting for the increase in the number of shares of authorized Common Stock was sufficient for approval.

Section 78.320 of the Nevada Revised Statutes provides, in part, that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and, in order to effect the above action as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholder who owns shares representing a majority of the Company’s voting stock.

The above actions taken by the Consenting Stockholder will become effective on or about June 22, 2026, and are more fully described in this Information Statement. Under the rules of the Securities and Exchange Commission ("SEC"), the above action cannot become effective until at least 20 days after this Information Statement has been distributed to the stockholders of the Company who have not previously consented to the increase in the number of authorized shares of Common Stock.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform the Company’s stockholders of the action described above before it takes place, in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about June 1, 2026.

For the Board of Directors of
ONAR HOLDING CORPORATION

By:	/s/ Claude Zdanow
Claude Zdanow
CEO and Director

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ONAR HOLDING CORPORATION

990 Biscayne Blvd., 5th Floor

Miami, FL 33132

(213) 437-3081

June 1, 2026

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF THE COMPANY’S COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

GENERAL

We are sending you this Information Statement to inform you of the May 5, 2026 consent, by a vote of stockholders holding a majority of the voting power of ONAR Holding Corporation (the "Company") in approval of the adoption of the Corporate Action described below and the amendment to the Company's Articles of Incorporation (the “Amendment”). The purpose of this Information Statement is to provide notice that the holder of approximately 76.8% of the voting power of the Company’s outstanding shares of common stock, par value $0.001 per share (the "Common Stock"), as of May 5, 2026 (the “Record Date”), executed a written consent authorizing and approving the filing of the Amendment to increase the authorized shares of Common Stock from 1,000,000,000 to 3,000,000,000 shares of Common Stock (the “Corporate Action”).

The Amendment pursuant to the Corporate Action is attached hereto, in similar form and substance, as Exhibit A.

The foregoing Corporate Action will be taken, and the Amendment will be filed with the Nevada Secretary of State, no sooner than 20 calendar days after the mailing of this Information Statement to the stockholders of the Company who have not previously consented to the increase in the authorized number of shares of the Common Stock. The Board of Directors of the Company (the “Board”) is not soliciting your proxy in connection with the adoption of the Corporate Action and proxies are not being requested from stockholders of the Company.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, including dissenters' rights under the Nevada Revised Statutes, will be afforded to the stockholders as a result of the adoption of the Corporate Action.

Expenses in connection with the distribution of this Information Statement will be paid by the Company.

This Information Statement is being mailed on or about June 1, 2026, to all stockholders of record as of the Record Date.

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DISSENTERS’ RIGHT OF APPRAISAL

No dissenters’ or appraisal rights, including under the Nevada Revised Statutes, are afforded to the stockholders as a result of the approval of the Corporate Action.

VOTE REQUIRED, MANNER OF APPROVAL

Approval to amend the current Articles of Incorporation of the Company under the Nevada Revised Statutes requires the affirmative vote of the holders of a majority of the voting power of the Company.

Section 78.320 of the Nevada Revised Statutes provides, in substance, that, unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a meeting of stockholders. Under the applicable provisions of the Nevada Revised Statutes, this action is effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the Company.

In accordance with the Nevada Revised Statutes, the affirmative vote on the Corporate Action of at least a majority of the outstanding voting power has been obtained. As a result, no vote or proxy is required by the stockholders to approve the Corporate Action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporate Action cannot take effect prior to the filing of the Amendment with the Nevada Secretary of State approximately twenty days after the mailing date of this Information Statement, which is anticipated to be on or about June 22, 2026.

OTHER INFORMATION REGARDING THE COMPANY

As of the Record Date, there were 142,283,966 shares of our Common Stock issued and outstanding, 1,000 shares of Series A Preferred Stock issued and outstanding, which in the aggregate have voting rights equal to 51.0% of all voting rights available at the time of a stockholder vote, 3,065 shares of the Series B Preferred Stock issued and outstanding, which hold no voting rights, 6,570 shares of the Series C Preferred Stock issued and outstanding, which hold no voting rights, 0 shares of the Series D Preferred Stock issued and outstanding, which hold no voting rights and 1,558 shares of Series E Preferred Stock issued and outstanding, which hold no voting rights. For the approval of the Corporate Action, the Company received written consent from one (1) stockholder holding approximately 76.8% of the voting power of the Company’s outstanding Common Stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of the Company’s stock owned beneficially as of the Record Date by: (i) each person (including any group) known by the Company to own more than five percent (5%) of any class of its voting securities, (ii) each of the Company’s directors and each of its named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

For purposes of the below table, a person is deemed to be the beneficial owner of any shares of Common Stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within sixty (60) days after the Record Date. "Voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned		Common Ownership Percentage	Series A Preferred Stock Beneficially Owned (1)	Series A Preferred Stock Percentage	Total Voting Percentage (2)
Officers and Directors
Claude Zdanow (3)	164,001,780	(3)	70.9%	1,000	100%	76.8%
Kelly Anderson	0		*	0	*	*
Jon Bond	0		*	0	*	*
Mark Gazit	0		*	0	*	*
Scott Kauffman	0		*	0	*	*
Howard Palefsky	0		*	0	*	*
Reda Raad	0		*	0	*	*
All Officers and Directors as a Group (3)	164,001,780	(3)	70.9%	1,000	100%	76.8%

___________

* Less than 1%.

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(1)	The 1,000 shares of Series A Preferred Stock have the right, voting in aggregate, to vote on all stockholder matters, equal to fifty-one percent (51%) of the total vote.

(2)

Based on 290,375,441 total voting shares, including 142,283,966 voting shares held by our common stockholders and 148,091,475 voting shares held by the consenting stockholder of our Series A Preferred Stock.

(3)

Shares are held indirectly through Mt Olympus Ventures, Inc. (“Mt Olympus”). Mr. Zdanow is the sole owner of Mt Olympus. The business address of Mt Olympus is 990 Biscayne Blvd., 5th Floor, Miami, FL 33132. Common shares beneficially owned by Mr. Zdanow include 75,000,000 shares of Common Stock owned by Mt Olympus and 89,001,780 shares of Common Stock issuable upon conversion of outstanding shares of our Series C Preferred Stock owned by Mt Olympus.

CORPORATE ACTION - APPROVAL OF COMMON STOCK AUTHORIZED SHARE CAPITAL INCREASE

The Board believes that the increase of the number of authorized shares of common stock from 1,000,000,000 shares to 3,000,000,000 shares (the “Common Stock Authorized Share Capital Increase”) would give it flexibility, without further stockholder action, to issue shares of common stock for purposes including equity financings and acquisitions, as well as share issuances upon the exercise of existing convertible securities in light of the current market price and trading activity of the common stock and the rights of certain holders of convertible securities to convert at a price contingent upon market price. The Common Stock Authorized Share Capital Increase will provide the Company with the ability to more efficiently and effectively raise capital and make relevant acquisitions in the best interest of the Company. The Board has determined that it is therefore in the best interest of the Company to increase the authorized number of shares of common stock to 3,000,000,000 shares of Common Stock.

Vote Required

Pursuant to the Nevada Revised Statutes, the Amendment to effect the increase in the authorized number of shares of the Company’s Common Stock required the approval of a majority of the Company’s outstanding voting stock. As discussed above, the holder of a majority of the Company’s Common Stock has consented to the increase in authorized Common Stock.

Purpose of the Increase in Capital Shares

The Board believes the increase in authorized Common Stock is necessary and advisable in order to maintain the Company’s financing and capital-raising ability. The Company’s authorized Common Stock would need to be increased to increase the number of shares of Company capital stock available for issuance to investors who may provide the Company with funding required to continue operations, and/or to persons in connection with potential acquisition transactions and other transactions which the Board may determine are in the best interests of the Company. This increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the Company’s stockholders. The Board is not aware of any attempt to take control of the Company and has not approved the Corporate Action with the intention that the authorized share increase be used as a type of antitakeover device. The Company’s increase in the authorized number of shares of the Company’s Common Stock will become effective upon the filing of the Amendment with the Nevada Secretary of State. Information with respect to the filing of the Amendment and the increase in authorized preferred stock will be included in a Current Report on Form 8-K to be filed with the SEC.

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PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

Other than as stated in the above, at the present time, the Board has not made any specific plan with respect to the shares of Common Stock that will be available for issuance after the Common Stock Authorized Share Capital Increase.

AMENDED ARTICLES OF INCORPORATION

Upon the effectiveness of this Information Statement and on the date that is twenty days following the mailing of this Information Statement, the Board shall have the Amendment filed with the State of Nevada in order to effectuate the Common Stock Authorized Share Capital Increase.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CORPORATION ACTION AND EFFECTIVE TIME

The Corporate Action to increase the authorized Common Stock of the Company will become effective on the date that we file the Amendment with the Nevada Secretary of State. We intend to file the Amendment with the Nevada Secretary of State promptly after the twentieth day following the date on which this Information Statement is mailed to the Stockholders.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the amendment to the Articles of Incorporation referenced herein which is not shared by the majority of the stockholders.

OTHER MATTERS

If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as "householding", is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Information Statement has been sent to your address. Each stockholder will continue to receive a separate notice.

If you would like to receive an individual copy of this Information Statement, we will promptly send a copy to you upon request by mail to the Company at 990 Biscayne Blvd., 5th Floor, Miami, FL 33132 or by calling (213) 437-3081. This document is also available in digital form for download or review by visiting the website of the SEC at www.sec.gov.

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ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance with the requirements thereof, file reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at 100 F Street NE, Room 1580, Washington, DC 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on April 15, 2025 (as amended on May 5, 2025)

2.

Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on June 25, 2025, Form 10-Q for the quarter ended June 30, 2025, filed with the Commission on August 19, 2025, Form 10-Q for the quarter ended September 30, 2025, filed with the Commission on November 14, 2025

3.	Current Reports on Form 8-K filed with the Commission on October 3, 2025 and January 7, 2026

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

BY ORDER OF THE BOARD OF DIRECTORS

ONAR HOLDING CORPORATION

By:	/s/ Claude Zdanow
Claude Zdanow CEO and Director

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EXHIBIT A

Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390- After Issuance of Stock)

1.	Entity information:

Name of entity as on file with the Nevada Secretary of State:

ONAR Holding Corporation

Entity or Nevada Business Identification Number (NVID): NV20141337634

2.	Restated or Amended and Restated Articles:

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: _______

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3.	Type of Amendment Filing Being Completed:

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ Board of Directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 76.8%

Or ☐ No action by stockholders are required

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☐ Officer’s Statement (foreign qualified entities only) -

Name of home state, if using a modified name in Nevada: ___________________

Jurisdiction of formation: ___________________

Changes to takes the following effect:

☐ The entity name has been amended.

☐ Dissolution

☐ The purpose of the entity has been amended.

☐ Merger

☐ The authorized shares have been amended.

☐ Conversion

☐ Other: (specify changes)

* Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporation’s creation.

4.	Effective Date and Time: (optional)

Date: ____________________ Time: _________

(must not be later than 90 days after the certificate is filed)

5.	Information Being Changed: (Domestic corporations only)

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

See below.

6.	Signature:
		Signature	Title

Please include any required or optional information in space below:

(attached additional page(s) if necessary)

The first sentence of ARTICLE III of the Company's Articles of Incorporation is to be replaced in its entirety with the following sentence in substitution thereof:

“The number of shares of Common Stock authorized by the Corporation shall be 3,000,000,000 common shares, par value $0.001 per share.”

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